Exhibit 99.1

Intec Pharma Announces 1-for-20 Reverse Share Split

JERUSALEM (October 29, 2020) - Intec Pharma Ltd. (NASDAQ: NTEC) (“Intec” or “the Company”) today announces a 1-for-20 reverse share split of its outstanding ordinary shares. The reverse share split is scheduled to become effective after trading closes on October 29, 2020, and the Company’s ordinary shares will begin trading on a split-adjusted basis on the Nasdaq Capital Market at the commencement of trading on October 30, 2020 under the Company’s existing symbol “NTEC.” The Company’s ordinary shares have been assigned a new CUSIP number of M53644148 in connection with the reverse share split. As previously disclosed, at the Company’s Annual Meeting of Shareholders held on July 15, 2020, the Company's shareholders approved a proposal to amend the Company’s Articles of Association to effect a reverse share split of the Company’s ordinary shares at a ratio with the range from 1-for-5 to 1-for-25, to be effective at the ratio and on a date to be determined by the Company’s board of directors in its sole discretion.

The Company’s board of directors has determined to effect the reverse share split at a ratio of 1-for-20. As a result, upon effectiveness of the reverse share split, every 20 shares of the Company’s outstanding ordinary shares will be combined into one ordinary share. In addition, proportionate adjustments will be made to the exercise prices of the Company's outstanding options, warrants and pre-funded warrants and to the number of shares issuable under the Company's existing option plans.

The reverse share split will not affect any shareholder’s ownership percentage of the Company’s ordinary shares, except to the extent that the reverse share split would result in any shareholder owning a fractional share. Fractional ordinary shares will be rounded up to the nearest whole share. As a result of the reverse share split, the number of outstanding shares will be reduced from approximately 79 million to approximately 3.9 million and the total number of ordinary shares the Company is authorized to issue will change from 350 million ordinary shares to 17.5 million ordinary shares, no par value.

Registered shareholders holding their ordinary shares in book-entry or through a bank, broker or other nominee form do not need to take any action in connection with the reverse share split. For those shareholders holding physical share certificates, the Company’s transfer agent, VStock Transfer, LLC, will send instructions for exchanging those certificates for new certificates representing the post-split number of shares. VStock Transfer, LLC can be reached at (212) 828-8436.

Additional information about the reverse share split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 8, 2020, a copy of which is also available at www.sec.gov or at https://www.intecpharma.com.com/ under the SEC Filings tab located on the Investor Relations page.

About Intec Pharma Ltd.

Intec Pharma is a clinical-stage biopharmaceutical company focused on developing drugs based on its proprietary Accordion Pill platform technology. The Company's Accordion Pill is an oral drug delivery system that is designed to improve the efficacy and safety of existing drugs and drugs in development by utilizing an efficient gastric retention and specific release mechanism. The Company's product pipeline includes two product candidates in clinical trial stages: Accordion Pill Carbidopa/Levodopa, or AP-CD/LD, which is in late-stage Phase 3 development for the treatment of Parkinson's disease symptoms in advanced Parkinson's disease patients, and AP-cannabinoids, an Accordion Pill to deliver either or both of the primary cannabinoids contained in Cannabis sativa, cannabidiol (CBD) and tetrahydrocannabinol (THC) for various pain indications. In addition, the Company has a research collaboration with Merck & Co.

For more information, visit www.intecpharma.com. Intec Pharma routinely posts information that may be important to investors in the Investor Relations section of its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements about our expectations, beliefs and intentions. Forward-looking statements can be identified by the use of forward-looking words such as "believe", "expect", "intend", "plan", "may", "should", "could", "might", "seek", "target", "will", "project", "forecast", "continue" or "anticipate" or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements are based on assumptions and assessments made in light of management's experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the following: our limited operating history and history of operating losses, our ability to continue as a going concern, our ability to obtain additional financing, the impact of the outbreak of coronavirus, our ability to successfully operate our business or execute our business plan, the timing and cost of our clinical trials, the completion and receiving favorable results in our clinical trials, our ability to obtain and maintain regulatory approval of our product candidates, our ability to protect and maintain our intellectual property and licensing arrangements, our ability to develop, manufacture and commercialize our product candidates, the risk of product liability claims, the availability of reimbursement, and the influence of extensive and costly government regulation. More detailed information about the risks and uncertainties affecting us is contained under the heading "Risk Factors" included in our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2020, and in other filings that we have made and may make with the Securities and Exchange Commission in the future.

Intec Pharma Investor Contact:

Will O'Connor
Stern IR
+1 212-362-1200
will@sternir.com